UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report July 18, 2012

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MVB FINANCIAL CORP

(Exact name of registrant as specified in its charter)

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WV	000-50567	20-0034461
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

301 Virginia Avenue, Fairmont, WV 26554-2777
(Address of Principal Executive Offices) (Zip Code)

304-363-4800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 — CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 17, 2012, the MVB Financial Corporate Board of Directors approved the 2012 Annual Executive Performance Incentive Plan (the “Plan”). The Plan provides an award for executive members of MVB based on the achievement of performance metrics for the 2012 fiscal year. No payout will be made unless 125% of the annual net income goal is achieved. The awards will be paid in cash.

As part of the annual review and approval of the Plan, the CEO will provide the Human Resources Committee detailed Performance Requirements and a Payout Matrix (Plan Matrix). In addition, the Matrix will reflect the payout ratios based on actual performance targets and percentage breakdowns (weights) regarding the Named Executive’s portion of potential incentive which comes from overall company performance metrics and if applicable, from the individual’s annual personal performance evaluation.

The MVB Financial Corporate Board of Directors may, at their sole discretion, waive, change or amend the Plan and the annual Plan Matrix as it deems appropriate.

Below is the total percentage of base salary that may be awarded to the Chief Executive Officer and each of the other named executive officers under the 2012 Plan:

Named Executive	Percentage of Base Salary
Larry F. Mazza	100%
Roger J. Turner	50%
John T. Schirripa	50%
Donald T. Robinson	50%
David A. Jones	25%
Eric L. Tichenor	25%

Payout will not be made until the external financial audit is completed to verify results.

Item 9.01. Exhibits

Exhibit 10.5 MVB Annual Executive Performance Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MVB Financial Corp
By	/s/ Lisa J. Wanstreet
Lisa J. Wanstreet Corporate Secretary

Date:  July 18, 2012